EXHIBIT 99.5

FOR IMMEDIATE RELEASE

Northern Ethanol awards SK E&C contract for Sarnia plant

TORONTO, ONTARIO March 20, 2008 -(OTCBB:NOET) Northern Ethanol, Inc. announced today that it’s wholly owned subsidiary, Northern Ethanol(Sarnia), Inc., has signed a term sheet with SK Engineering & Construction Co. Ltd. (“SK E&C”) to conduct the detailed engineering, procurement and construction pricing efforts for its proposed ethanol plant in Sarnia, Ontario.

Under the term sheet, SK E&C will work closely with Delta-T Corporation on the application of their technology at the site. Construction of the 400 million litre ethanol plant is slated to begin in the later part of 2008.

"The Sarnia plant will be the first of our ethanol plants to be built. It will be designed with the latest proven technology and will have an environmentally friendly footprint." said Gord Laschinger, President and CEO of Northern Ethanol Inc. "SK E&C is one of the world’s leading contractors and we honoured to be working with SK E&C on our Sarnia project.”

About Northern Ethanol

Headquartered in Toronto, Ontario and incorporated in the State of Delaware, the Company is a public registrant under the Securities Exchange Act of 1934, as amended. Our objective is to become a low cost leader in the production of ethanol and its co-products at existing industrially zoned locations. Our initial goal is to construct three ethanol production facilities in Sarnia, Barrie, Ontario and Niagara Falls, New York, each producing 400 million litres per annum. We believe that our proximity to the Central Canadian and North Eastern US markets will provide us with significant competitive advantages over other ethanol producers who must incur the costs of delivering ethanol from significant distances.

About SK E&C

Since it’s inception in 1977, SK E&C has grown to be one of the world’s best qualified engineering, procurement, construction, and maintenance services organizations. Headquartered in Seoul, Korea, SK E&C is a subsidiary of SK Energy, a conglomerate with annual revenues of $US2.3 billion. SK E&C continues to raise the bar as a world class competitor both in Korea and abroad.

To find out more, visit SK E&C at: http://www.skec.com

About Delta-T Corporation

Headquartered in Williamsburg, Virginia, Delta-T is a design-build firm that provides proprietary technology, plants, systems and services to the fuel, beverage, industrial and pharmaceutical alcohol markets.

To find out more, visit Delta-T at: www.deltacorp.com

Safe Harbor Statement

Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect," "believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, changes in Federal or State laws and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission.

For further information, contact:

Northern Ethanol, Inc.

Natalie Horrell

Director of Corporate Relations

Tel: 416-366-5511

Fax: 416-214-1472

www.northern-ethanol.com